Exhibit 10.14

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of December 5, 2019 by and among Kelly Services, Inc., a Delaware corporation (the “Company”), Kelly Global Business Services, LLC, a Michigan limited liability company, Kelly Properties, LLC, a Delaware limited liability company, Kelly Outsourcing and Consulting Group Australia, Ltd., a Delaware corporation, Kelly Services (Ireland), LTD., a Delaware corporation, Kelly Services of Denmark, Inc., a Delaware corporation, Kelly Services Global, LLC, a Michigan limited liability company, Kelly Services USA, LLC, a Michigan limited liability company, Global Technology Associates, LLC, a Virginia limited liability company, Kelly Innovation Fund, LLC, a Michigan limited liability company, NextGen Global Resources LLC, a Delaware limited liability company, and Teachers On Call, Inc., a Minnesota corporation, and any additional entities which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I hereto (such additional entities, together with the foregoing entities, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”).

PRELIMINARY STATEMENT

The Company, the Foreign Subsidiary Borrowers party thereto from time to time (together with the Company, collectively, the “Borrowers”), each other Grantor as a Subsidiary Guarantor, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time and the Agent are entering into a Third Amended and Restated Credit Agreement dated as of December 5, 2019 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement and to secure the Secured Obligations that it has agreed to guarantee pursuant to Article IX of the Credit Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.     Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2.     Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3.     Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or, solely in the case of Section 4.7, outside the United States.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Closing Date” means the date of the Credit Agreement.

“Collateral” shall have the meaning set forth in Section 2.1.

“Collateral Report” means any certificate, report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Commercial Tort Claims” means the commercial tort claims as defined in Article 9 of the UCC, including each commercial tort claim specifically described on Exhibit H.

“Confirmatory Grant” shall have the meaning set forth in Section 3.10(d).

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask works, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Default” means any event or condition which constitutes an Event of Default hereunder or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default hereunder.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Administrative Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by such Loan Party with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 5.1.

“Excluded Collateral” means an event described in Section 2.2.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” shall have the meaning set forth in Article 9 of the UCC.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“Foreign Subsidiary Holding Company” means any direct or indirect Domestic Subsidiary of a Grantor that is treated as a disregarded entity for federal income tax purposes and substantially all of the assets of which include the capital stock or other equity interests of one or more Foreign Subsidiaries.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.]

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Industrial Designs” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to registered industrial designs and industrial design applications.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Industrial Designs, Software, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property throughout the world, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right throughout the world.

“IP License” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“Lenders” means the lenders party to the Credit Agreement and their successors and assigns.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Liabilities” mean all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Material Foreign Subsidiary” means each Foreign Subsidiary whose assets at any time constitute more than 5% of the Total Assets; provided that, Material Foreign Subsidiary shall not include any Foreign Subsidiary formed under the laws of the country of Japan.

“Marketable Securities” means any liquid Investment Property that may be easily converted into cash, such as Investment Property that may be purchased or sold on a public exchange.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and the Grantor’s failure to own or license has resulted or would reasonably be expected to result in a Material Adverse Effect.

“Minority Investment” shall mean, collectively, any Person in whom any Grantor owns any Equity Interests provided that such Person is not a Subsidiary of a Grantor.

“Patents” mean all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, other than Excluded Collateral, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” shall have the meaning set forth in the Credit Agreement.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Security Agreement Supplement” shall mean any Security Agreement Supplement to this Security Agreement in substantially the form of Annex I hereto executed by an entity that becomes a Grantor under this Security Agreement after the date hereof.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” mean all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trade Secrets” mean all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to proprietary, confidential and/or non-public information, however documented, including but not limited to confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and all other trade secrets.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any other Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1     Grant of Security Interest; Collateral. Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located, but excluding the Excluded Collateral (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;
(ii)	all Chattel Paper;
(iii)	all Copyrights, Patents and Trademarks;
(iv)	all Documents;
(v)	all Equipment;
(vi)	all Fixtures;
(vii)	all General Intangibles;
(viii)	all Goods;
(ix)	all Instruments;
(x)	all Inventory;
(xi)	all Investment Property;
(xii)	all cash or cash equivalents;
(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;
(xiv)	all Deposit Accounts with any bank or other financial institution;
(xv)	all Commercial Tort Claims;
(xvi)	all Farm Products; and
(xvii)

all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

2.2     Excluded Collateral. Notwithstanding anything to the contrary contained herein, as and to the extent provided in this Section 2.2, the Collateral shall not include, and the Lien of this Security Agreement and any other Collateral Documents shall not attach to, the following (collectively, the “Excluded Collateral”):

(i)     any Securities Account and Marketable Securities;

(ii)     any automobile, bus, trucks, trailers and similar vehicle and certificated Equipment and any part, toll, accessory, or supplies used in connection therewith;

(iii)     “intent to use” Trademark applications filed under U.S.C. 1051(b) to the extent assignment of the same is prohibited under U.S.C. 1060(a)(1), in each case, only until such time as such Grantor begins to use such Trademarks and the assignment thereof is no longer prohibited (the security interest provided herein in such Trademark shall be deemed granted by such Grantor at such time and will attach immediately without further action);

(iv)     unless otherwise required by Section 2.21(a) of the Credit Agreement and requested by the Administrative Agent, the Equity Interests of any Grantor in (i) any Foreign Subsidiary (1) that represents in excess of 65% of the outstanding voting stock of such Foreign Subsidiary or (2) that is not a “First Tier” Foreign Subsidiary owned by any Grantor, (ii) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, and (iii) any Foreign Subsidiary Holding Company;

(v)     any item of real or personal, tangible or intangible, property to the extent and only for so long as the creation, attachment or perfection of the security interest granted herein by any Grantor in its right, title and interest in such item of property is prohibited by applicable Law or is permitted only with the consent (that has not been obtained) of a Governmental Authority;

(vi)     so long as such Lien attaches only to the property so acquired or leased and to the extent the agreement creating such Lien prohibits additional Liens on such property, any property subject to a Lien permitted under Section 6.13(g) or (h) of the Credit Agreement;

(vii)     any item of real or personal, tangible or intangible, property (other than any Equity Interests owned by any Grantor) to the extent and only for so long as the creation, attachment or perfection of the security interest granted herein by any Grantor in its right, title and interest in such item of property (a) would give any other Person (other than such Grantor or any other Loan Party or any Subsidiary of any Loan Party or any Person who has consented to such security interest) the right to terminate its obligations with respect to such item of property and such right is not rendered ineffective by applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC), or (b) would cause such property to become void or voidable if a security interest therein was created, attached or perfected;

(viii)     any item of real or personal, tangible or intangible, property (other than any Equity Interests owned by any Grantor) to the extent and only for so long as such property is subject to a contract or other agreement that contains a term that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor or any other Loan Party) to, the creation, attachment or perfection of the security interest granted herein and any such restriction, prohibition and/or requirement of consent is not rendered ineffective by applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC);

(ix)     the Equity Interests in any Minority Investment (other than any Minority Investment in which the Grantors own in the aggregate 25% or more of the Equity Interests or with an aggregate value in excess of $10,000,000) to the extent that the governance or similar documents of such Minority Investment contain a term that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor or any other Loan Party) to, the creation, attachment or perfection of the security interest granted herein and such restriction, prohibition and/or requirement of consent is not rendered ineffective by applicable Law (including pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC);

(x)     any Deposit Account of any Grantor (a) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (b) which is used solely for paying taxes, including sales taxes, (c) which is used as an escrow account or as a fiduciary trust account or is otherwise held exclusively for the benefit of an unaffiliated third party (including any account solely holding amounts representing fines, violations, fees and similar amounts paid by third parties and owed to municipalities), and (d) which is a zero balance deposit account;

(xi)     the Equity Interests, if any, in The Kelly Services, Inc. Foundation, a non-profit Michigan corporation, and The Kelly Relief Fund, a non-profit Michigan corporation; and

(xii)     any Qualified Receivables Transaction Assets that are transferred pursuant to a Qualified Receivables Transaction.

If at any time the creation, attachment or perfection of the security interest granted herein in any of property subject to clauses (iv) through (ix) of this Section 2.2 shall be permitted or consent in respect thereof shall have been obtained, then the applicable Grantor shall at such time be deemed to have granted a security interest in such property (and such security interest will attach immediately without further action). Notwithstanding anything to the contrary set forth above, the rights to receive, and any interest in, all Proceeds of, or monies or other consideration received or receivable from or attributable to the sale, transfer, lease, assignment or other disposition of, any of the property subject to this Section 2.2 (to the extent a direct security interest in such property or Proceeds from the sale, transfer, lease, assignment or other disposition of such property shall not have already been granted) shall attach immediately and be subject to the security interest granted pursuant to Section 2.1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such Grantor as attached to such Security Agreement Supplement), to the Administrative Agent and the Secured Parties that:

3.1.     Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate or limited liability company, as applicable, proceedings of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements fulfilling the requirement of the UCC and the applicable filing office have been filed in and the applicable fees paid to the appropriate offices against such Grantor in the locations listed on Exhibit G, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

3.2.     Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3.     Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; as of the Closing Date, such Grantor has no other places of business except those set forth in Exhibit A.

3.4.     Collateral Locations. All of such Grantor’s locations where Collateral is located on the Closing Date are listed on Exhibit A. All of said locations are owned by such Grantor except for locations on the Closing Date (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

3.5.     Deposit Accounts. All of such Grantor’s Deposit Accounts on the Closing Date are listed on Exhibit B.

3.6.     Exact Names. Such Grantor’s name as is set forth on Exhibit A is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization.

3.7.     Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor.

3.8.     Accounts and Chattel Paper.

(a)     The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper, to the knowledge of the Grantor, are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

(b)     With respect to its Accounts, (i) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; and (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom, except such as agreed by such Grantor in the ordinary course of its business or as has not resulted or would not reasonably be expected to result in a Material Adverse Effect.

3.9.     Inventory. With respect to any of its Inventory (a) as of the Closing Date, such Inventory (other than Inventory in transit) is located at one of such Grantor’s locations set forth on Exhibit A, (b) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the security interest granted to the Administrative Agent hereunder, for the benefit of the Administrative Agent and Secured Parties, and Liens permitted under Section 4.1(e), (c) such Inventory is of good and merchantable quality, free from any defects, (d) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (e) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder, and (f) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

3.10.     Intellectual Property.

(a)     Exhibit D contains a complete and accurate listing of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, and (ii) Material Intellectual Property, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items to the extent applicable (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by such Grantor with respect thereto. Such Grantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Grantor’s business as currently conducted. All of the U.S. registrations, applications for registration or applications for issuance of the Intellectual Property are in good standing and are recorded or in the process of being recorded in the name of such Grantor.

(b)     On the Effective Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor.

(c)     No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or exist to which such Grantor is bound that adversely affect its rights to own or use any Intellectual Property except as would not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

(d)     This Security Agreement is effective to create a valid and continuing Lien under the UCC on such Copyrights, IP Licenses, Patents and Trademarks and, upon filing with the Applicable IP Office of the Confirmatory Grant of Security Interest in Copyrights, the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks (each, a “Confirmatory Grant”), and the filing of appropriate financing statements in the jurisdictions listed in Exhibit G hereto, all action necessary or desirable to protect and perfect the security interest in, to and on such Grantor’s Patents, Trademarks, Copyrights, or IP Licenses would be been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from such Grantor.

3.11.     Filing Requirements. None of its Equipment constituting Collateral is covered by any certificate of title. Upon the request of the Administrative Agent, each Grantor shall complete Exhibit E, setting forth the legal description, county and street address of each property on which any Fixtures are located together with the name and address of the record owner of each such property.

3.12.     No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) in respect to other Liens permitted under Section 4.1(e).

3.13.     Pledged Collateral.

(a)     Exhibit F sets forth a complete and accurate list of all of the Pledged Collateral owned by such Grantor. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit F as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder and other Liens permitted under Section 4.1(e). Such Grantor further represents and warrants that (i) all Pledged Collateral listed on Exhibit F owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, and (iii) all Pledged Collateral which represents Indebtedness owed to such Grantor has, to the knowledge of such Grantor, been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)     In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)     Except as set forth in Exhibit F, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

(d)     Notwithstanding anything to the contrary in this Security Agreement or in any other Loan Document, each Grantor shall:

(i)     on or before March 31, 2020 or such later date as the Administrative Agent may determine in its reasonable discretion, deliver to the Administrative Agent the originals of all “Notes or other Instruments Payable to the Company” as described in Exhibit F which evidence amounts payable to any Grantor in excess of $10,000,000 with respect to any single Instrument or $25,000,000 in the aggregate for all such Instruments, together with appropriate endorsements duly executed in blank;

(ii)     on or before January 31, 2020 or such later date as the Administrative Agent may determine in its reasonable discretion, deliver to the Administrative Agent originals of all instruments and certificates evidencing the Equity Interests of all Domestic Subsidiaries described in Exhibit F (other than any instruments and certificates previously delivered to the Administrative Agent), together with appropriate stock powers, endorsements or other powers duly executed in blank;

(iii)     on or before March 31, 2020 or such later date as the Administrative Agent may determine in its reasonable discretion, deliver to the Administrative Agent originals of all instruments and certificates evidencing Equity Interests of all Material Foreign Subsidiaries (to the extent the Equity Interests is certificated) described in Exhibit F, together with appropriate stock powers, endorsements or other powers duly executed in blank;

(iv)     to the extent the Equity Interests of any Material Foreign Subsidiary is not certificated, take such additional actions reasonably requested by the Administrative Agent in the local jurisdiction of any such Material Foreign Subsidiary to create and perfect the first priority security interest in any such Equity Interests, including without limitation opinions of counsel and other documents and requirements reasonably requested by the Administrative Agent; and

(v)     after the occurrence of a Default, other than any Excluded Collateral (A) deliver to the Administrative Agent originals of all instruments and certificates evidencing Equity Interests of all Foreign Subsidiaries (to the extent the Equity Interests is certificated and it has not previously been delivered to the Administrative Agent) described in Exhibit F, together with appropriate stock powers, endorsements or other powers duly executed in blank and (B) take such other action in the local jurisdiction of any Foreign Subsidiary with respect to the Equity Interests of any Foreign Subsidiary requested by the Administrative Agent to create and perfect the first priority security interest in any such Equity Interests, including without limitation opinions of counsel and other documents and requirements requested by the Administrative Agent.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each such additional Grantor agrees that:

4.1.     General.

(a)     Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Administrative Agent shall from time to time reasonably request.

(b)     Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor (other than with respect to Securities Accounts or Marketable Securities). Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)     Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)     Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral except for dispositions permitted pursuant to Section 6.11 of the Credit Agreement.

(e)     Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted under Section 6.13 of the Credit Agreement.

(f)     Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it to the extent substantially consistent with its past practice, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) in respect to other Liens permitted under Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g)     Locations. Such Grantor will not change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Credit Agreement.

(h)     Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.2.     Receivables.

(a)     Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable (other than early payment discounts, performance rebates and similar adjustments negotiated in the ordinary course of business) or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory and the provision of services in accordance with its present policies and in the ordinary course of business as would otherwise not reasonably be expected to result in a Material Adverse Effect.

(b)     [Reserved].

(c)     [Reserved].

(d)     Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists that would reasonably be expected to result in a Material Adverse Effect or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable that would reasonably be expected to result in a Material Adverse Effect, such Grantor will promptly disclose such fact to the Administrative Agent in writing.

(e)     Electronic Chattel Paper. At the written request of Administrative Agent, upon the occurrence and during the continuance of an Event of Default, such Grantor shall take all steps reasonably necessary to grant the Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(f)     Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it. Upon the occurrence and during the continuance of an Event of Default, upon notice from the Administrative Agent, each Grantor shall direct all of its Account Debtors to forward payments directly to, at the option of the Administrative Agent, the Administrative Agent for the benefit of the Secured Parties. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments as instructed by Administrative Agent pursuant to the first sentence of this paragraph, the Administrative Agent shall be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Administrative Agent’s trustee.

4.3.     Inventory and Equipment.

(a)     Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of the Equipment.

(b)     Equipment. Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien. Such Grantor will not, without the Administrative Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

4.4.     Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) upon the request of the Administrative Agent, deliver to the Administrative Agent the originals of all Chattel Paper, Securities and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and within ten (10) Business Days after request by the Administrative Agent, deliver to the Administrative Agent any Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and within ten (10) Business Days deliver to the Administrative Agent) any Document evidencing or constituting Collateral, and (d) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.5.     Uncertificated Pledged Collateral. Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions requested by the Administrative Agent to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral.

4.6.     Pledged Collateral.

(a)     Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any issuer of an Equity Interest of a wholly owned Subsidiary constituting Pledged Collateral to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Liens permitted under Section 4.1(e) or dispositions of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity, or (ii) vote any such Pledged Collateral in favor of any of the foregoing.

(b)     Issuance of Additional Securities. Such Grantor will not permit or suffer the issuer of an Equity Interest of a wholly owned Subsidiary constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

(c)     Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Administrative Agent.

(d)     Exercise of Rights in Pledged Collateral.

(i)     Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral.

(ii)     Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii)     Until the occurrence of an Event of Default, such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement, provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement.

(e)     Foreign Subsidiaries. All Foreign Subsidiaries as of the date hereof are listed on Exhibit F hereto. The Grantors shall promptly send written notification to the Administrative Agent of any Foreign Subsidiary (other than as listed on Exhibit F hereto) formed, created or otherwise acquired after the date hereof. The Grantors shall execute and deliver any further documents requested by the Administrative Agent in connection with attaching and perfecting the security interest in the applicable Equity Interests of each Foreign Subsidiary and related rights that constitute Collateral.

4.7.     Intellectual Property.

(a)     After any change to Exhibit D (or the information required to be disclosed thereon), the applicable Grantor shall provide the Administrative Agent notification thereof in the next compliance certificate required to be delivered under the Credit Agreement and the respective Confirmatory Grant as described in this Section 4.7 and any other documents that Administrative Agent reasonably requests with respect thereto.

(b)     Such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property owned by it in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Administrative Agent shall obtain a perfected security interest in such other Trademark pursuant to this Security Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c)     Such Grantor shall promptly notify the Administrative Agent if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property owned by it may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by the Administrative Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property owned by it.

(d)     Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent shall deem appropriate under the circumstances to protect such Material Intellectual Property.

(e)     If requested by the Administrative Agent, such Grantor shall execute and deliver to the Administrative Agent in form and substance reasonably acceptable to Administrative Agent and suitable for filing in the Applicable IP Office the respective Confirmatory Grant in form and substance acceptable to the Administrative Agent for all Copyrights, Trademarks, and Patents of such Grantor.

(f)     Such Grantor shall take all actions reasonably necessary or requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of all Material Intellectual Property owned by it (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

4.8     Commercial Tort Claims. Such Grantor shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify the Administrative Agent of any commercial tort claim (as defined in the UCC) acquired by it with a value in excess of $5,000,000 and, if so requested by the Administrative Agent, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit J hereto, granting to Administrative Agent a first priority security interest in such commercial tort claim.

4.9.     Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit with a face amount in excess of $5,000,000, it shall promptly, and in any event within ten (10) Business Days after becoming a beneficiary, notify the Administrative Agent thereof and take all commercially reasonable efforts requested by the Administrative Agent to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent for application to the Secured Obligations, in accordance with the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

4.10.     Federal, State or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claim (other than accounts receivable in the ordinary course of business) with a value in excess of $5,000,000 against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11.     No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.12.     Insurance.

(a)     In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended.

(b)     All insurance policies required hereunder and under Section 6.6 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Secured Parties) as an additional insured or as lender’s loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Administrative Agent.

(c)     All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Administrative Agent. If such Grantor fails to obtain or maintain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Grantor’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from a Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.13.     Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least thirty (30) days prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral).

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1.     Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)     Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

(b)     Any Grantor shall fail to observe or perform any of the terms or provisions of Article IV and such failure shall continue unremedied for a period of fifteen (15) days after receipt of written notice thereof from the Administrative Agent.

(c)     Any Grantor shall fail to observe or perform any of the terms or provisions of this Security Agreement (other than a breach which constitutes an Event of Default under any other Section of this Article V), and such failure shall continue unremedied for a period of thirty (30) days after receipt of written notice thereof from the Administrative Agent.

(d)     The occurrence of any “Default” under, and as defined in, the Credit Agreement.

5.2.	Remedies.

(a)     Upon the occurrence of an Event of Default, the Administrative Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies:

(i)     those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;

(ii)     those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)     without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(iv)     concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b)     The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)     The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)     Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)     If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Swap Agreement Obligations outstanding, the Required Lenders may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Agreement Obligations pursuant to the terms of the Swap Agreement.

(f)     Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g)     Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3.     Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence of an Event of Default, each Grantor will:

(a)     assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;

(b)     permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c)     prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;

(d)     take, or cause (if within its control and, if not, use commercially reasonable efforts to cause) an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e)     at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4.     Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral), each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to any Grantor), including in such license the right to use, license, sublicense or practice any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer Software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1.     Account Verification. The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2.     Authorization for Administrative Agent to Take Certain Action.

(a)     Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the reasonable discretion of the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact (i) endorse and collect any cash proceeds of the Collateral, (ii) to execute on behalf of such Grantor as debtor and to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iii) in the case of any Intellectual Property owned by or licensed to a Grantor, execute, deliver and have recorded any document that the Administrative Agent may request to evidence, effect, publicize or record the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted under Section 6.13 of the Credit Agreement), (vi) to contact Account Debtors for the purpose of verifying outstanding amounts owing by such Account Debtor, with reasonable prior written notice to the relevant Grantor, (vii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (ix) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, (xv) in addition to rights under clauses (vi) above, after and during the continuance of an Event of Default, to contact Account Debtors for any reason and (xvi) to do all other acts and things reasonably necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement

(b)     All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(ii)-(iv) and Section 6.2(a)(xvi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3.     Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF THE GRANTOR WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT.

6.4.     Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO SUCH PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

GENERAL PROVISIONS

7.1     Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantors, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2.     Limitation on Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3.     Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

7.4.     Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.5     Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.2(f) and (g), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 5.3, or 7.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against the Grantors.

7.6.     Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

7.7.     No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Administrative Agent or any other Secured Party in exercising any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 8.2 of the Credit Agreement and then only to the extent in such writing specifically set forth.

7.8.     Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.9     Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.10.     Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

7.11.     Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.12.     Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and, to the extent provided in the Credit Agreement in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

7.13.     Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.14.     Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been paid in full.

7.15.     Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

7.16.     CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.17.     CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR STATE COURT SITTING IN MICHIGAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN MICHIGAN.

7.18.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.19.     [RESERVED].

7.20.     Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

7.21     Amendment and Restatement. Each of the parties hereto acknowledges and agrees that this Security Agreement amends and restates the Pledge and Security Agreement dated as of September 29, 2009 among certain Grantors and the Administrative Agent, as amended (as amended prior to the date hereof, the “Existing Security Agreement”), and each of the parties hereto acknowledges and agrees that all grants of security interests under the Existing Security Agreement continue under this Security Agreement with the same priority as originally granted under the agreements listed on Existing Security Agreement, except to the extent such security interests have been expressly released by the Administrative Agent prior to the execution of this Security Agreement, and this Security Agreement does not constitute a novation or termination of the Existing Security Agreement.

ARTICLE VIII

NOTICES

8.1.     Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Article XIV of the Credit Agreement.

8.2.     Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Article XI of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to Article XI of the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article XI. Any successor Administrative Agent appointed pursuant to Article XI of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

KELLY SERVICES, INC.

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

KELLY PROPERTIES, LLC

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

KELLY SERVICES (IRELAND), LTD.

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

KELLY SERVICES OF DENMARK, INC.

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

KELLY OUTSOURCING AND CONSULTING GROUP AUSTRALIA, LTD., formerly known as Kelly Services (Australia), Ltd.

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

KELLY SERVICES GLOBAL, LLC

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

KELLY SERVICES USA, LLC

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

KELLY GLOBAL BUSINESS SERVICES, LLC

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

KELLY INNOVATION FUND, LLC

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

NEXTGEN GLOBAL RESOURCES LLC

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

TEACHERS ON CALL, INC.

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

GLOBAL TECHNOLOGY ASSOCIATES, LLC

By: /s/ Michael F. Orsini

Print Name: Michael F. Orsini

Title: Vice President, Tax & Treasurer

999 West Big Beaver Road

Troy, Michigan 48084

Attention: Michael F. Orsini

JPMORGAN CHASE BANK, N.A., as Administrative Agent By: /s/ Suzanne Ergastolo Print Name: Suzanne Ergastolo Title: Authorized Officer

EXHIBIT A

(See Sections 3.2, 3.3, 3.4, 3.6, 3.9 and 4.1 of Security Agreement)

INFORMATION AND COLLATERAL LOCATIONS OF {Insert name of applicable Grantor}

I.	Name of Grantor: _____________________________________

II.	State of Incorporation or Organization: _______________________________

III.	Type of Entity: _______________________________________

IV.	Organizational Number assigned by State of Incorporation or Organization: _________________

V.	Federal Identification Number: ________________________________

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Attention:

VII.	Other Places of Business/ Locations of Collateral as of the Closing Date:

(a)	Properties Owned by the Grantor:

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

INFORMATION AND COLLATERAL LOCATIONS OF {Insert name of applicable Grantor}

I.	Name of Grantor: _____________________________________

II.	State of Incorporation or Organization: _______________________________

III.	Type of Entity: _______________________________________

IV.	Organizational Number assigned by State of Incorporation or Organization: _________________

V.	Federal Identification Number: ________________________________

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Attention:

VII.	Other Places of Business/ Locations of Collateral as of the Closing Date:

(a)	Properties Owned by the Grantor:

(b)	Properties Leased by the Grantor (Include Landlord’s Name):

(c)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

[NOTE: ADD ADDITIONAL INFORMATION PAGE FOR EACH GRANTOR]

EXHIBIT B

(See Section 3.5 of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number

EXHIBIT C

(See Section 3.7 of Security Agreement)

LETTER-OF-CREDIT RIGHTS

CHATTEL PAPER

EXHIBIT D

(See Section 3.10 and 4.7 of Security Agreement)

INTELLECTUAL PROPERTY RIGHTS

EXHIBIT E

(See Section 3.11 of Security Agreement)

FIXTURES

NOT REQUESTED BY ADMINISTRATIVE AGENT AS OF THE CLOSING DATE

I. Legal description, county and street address of property on which Fixtures are located (by Grantor):

II. Name and Address of Record Owner:

EXHIBIT F

(See Section 3.13 of Security Agreement and Definition of “Pledged Collateral”)

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

NOTES OR OTHER INSTRUMENTS PAYABLE TO A GRANTOR

Name of Grantor/Lender	Borrower	Description of Note

EXHIBIT G

(See Section 3.1 and 3.10 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

EXHIBIT H

(See Definition of “Commercial Tort Claim”)

COMMERCIAL TORT CLAIMS

{NOTE: SPECIFICALLY DESCRIBE THE CLAIM (I.E. PARTIES, DESCRIPTION OF THE DISPUTE, CASE NUMBER – IF AVAILABLE) - SEE OFFICIAL COMMENT 5 TO SECTION 9-108 OF THE UCC}.

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

EXHIBIT I

(See Section 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated ________________, ___ is delivered pursuant to Section 4.8 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Amended and Restated Pledge and Security Agreement, dated December 5, 2019, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent, (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in the Security Agreement.

By:
Name:
Title:

Schedule I to Amendment to Security Agreement

COMMERCIAL TORT CLAIMS

{NOTE: SPECIFICALLY DESCRIBE THE CLAIM (I.E. PARTIES, DESCRIPTION OF THE DISPUTE, CASE NUMBER – IF AVAILABLE) - SEE OFFICIAL COMMENT 5 TO SECTION 9-108 OF THE UCC}.

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

ANNEX I TO PLEDGE AND SECURITY AGREEMENT

Reference is hereby made to the Amended and Restated Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of December 5, 2019 by and among Kelly Services, Inc., a Delaware corporation, Kelly Global Business Services, LLC, a Michigan limited liability company, Kelly Properties, LLC, a Delaware limited liability company, Kelly Outsourcing and Consulting Group Australia, Ltd., a Delaware corporation, Kelly Services (Ireland), LTD., a Delaware corporation, Kelly Services of Denmark, Inc., a Delaware corporation, Kelly Services Global, LLC, a Michigan limited liability company, Kelly Services USA, LLC, a Michigan limited liability company, Global Technology Associates, LLC, a Virginia limited liability company, Kelly Innovation Fund, LLC, a Michigan limited liability company, NextGen Global Resources LLC, a Delaware limited liability company, and Teachers On Call, Inc., a Minnesota corporation, and certain other entities which become parties to the Security Agreement from time to time, including, without limitation, those that become party thereto by executing a Security Agreement Supplement in substantially the form hereof (such parties, including the undersigned, together with the [_____________], the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement. Each capitalized terms used herein and not defined herein shall have the meanings given to it in the Security Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [__________________________] [corporation] [partnership] [limited liability company] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Security Agreement and agrees to be bound by such Security Agreement as if originally a party thereto. The New Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations.

By its execution below, the New Grantor represents and warrants as to itself that all of the representations and warranties contained in the Security Agreement are true and correct in all respects as of the date hereof. The New Grantor represents and warrants that the supplements to the Exhibits to the Security Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Security Agreement. The New Grantor shall take all steps necessary to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against the New Grantor’s Collateral, including, without limitation, delivering all certificated Pledged Collateral to the Administrative Agent (and other Collateral required to be delivered under the Security Agreement), and taking all steps necessary to properly perfect the Administrative Agent’s interest in any uncertificated Pledged Collateral.

IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [__________________] [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Security Agreement as of this ___________ day of ____________, ____.

[NAME OF NEW GRANTOR]

By:

Name:

Title: